                                                                    EXHIBIT 99.1

        Contacts:

        Jeb Miller                                 Meredith McGann
        Director of Business Development           Public Relations Manager
        Scient                                     Scient
        415/591-3907                               415/733-8849
        jmiller@scient.com                         mmcgann@scient.com

                  SCIENT REPORTS FISCAL SECOND QUARTER RESULTS

            Strong Execution and High-Value Systems Innovation Focus
                         Drives Record Sequential Growth

        SAN FRANCISCO, October 20, 1999 - Scient (NASDAQ: SCNT), The eBusiness Systems Innovator(TM), today reported results for its second fiscal quarter (FY2000) ended September 30, 1999.

        Revenues for the second fiscal quarter were $30.8 million, a sequential increase of 88% from revenues of $16.4 million for the first quarter ended June 30, 1999, and an increase of 895% from revenues of $3.1 million for the same period a year ago. Total headcount grew to 661 colleagues, up from 415 at the end of the first fiscal quarter and up significantly from 120 at the end of the same period a year ago. Professional services headcount grew to 484 colleagues, up from 291 at the end of the first fiscal quarter.

        Professional services margins were approximately 54%, versus 52% in the first fiscal quarter and 42% in the same period a year ago. Pro forma net loss (excluding stock compensation charges) narrowed by 59% in the second quarter to $1.6 million, representing a pro forma net loss per diluted share of $0.04, compared to the first quarter's pro forma net loss (excluding stock compensation charges) of $4.0 million, or pro forma net loss per diluted share of $0.11. Before pro forma adjustments, net loss for the second quarter was $5.8 million, representing a net loss per share of $0.21.

        Commenting on the quarter, Bob Howe, president and CEO of Scient, said, "By any measure, we are pleased with our results this quarter. By maintaining our focus on the high-value systems innovation market and continuing to execute on the delivery of superior client and colleague satisfaction, we were able to achieve record sequential revenue growth and strengthen our industry-leading position."

        "Scient began to realize substantial operating leverage this quarter from the infrastructure investments we are making," noted Bill Kurtz, executive vice president and CFO of Scient. "We are continuing to invest aggressively to expand our capacity and operations infrastructure to serve clients globally and position Scient for long-term sustainable growth. We are also pleased to announce the formation of Scient Capital, a strategic investment vehicle that provides the opportunity to strengthen long-term client relationships and participate in the value-creation potential of our clients."

        "In addition to delivering strong results, this quarter we focused on building out our six vertical industry business units and increasing the breadth and depth of our innovation centers," added Bob Howe. "In particular, we expanded our customer experience and innovation capabilities through the launch of our Innovation Acceleration Lab and the addition of several key design professionals to augment our customer experience strategy, design, information architecture, content strategy and customer research skill sets."

        Concurrent with this announcement, Morgan Stanley Dean Witter, the lead underwriter for Scient's initial public offering, has authorized the release of an aggregate of 535,995 shares from IPO lockup agreements. The released shares are held by Scient colleagues and certain participants in the IPO directed share program, exclusive of Scient's executive officers. These shares will be available for sale no earlier than October 25, 1999.

FISCAL Q2 OPERATIONAL HIGHLIGHTS

o       Served 40 clients, including 11 new clients such as:

        - Fasturn.com (global business-to-business internet textile exchange)

        -       Hambrecht & Quist

        -       Johnson & Johnson

        - PointServe (eCommerce solutions provider for mobile service industries)

        -       Washington Mutual Bank

o Validation of our value proposition with the successful IPOs of homestore.com and PlanetRx.com and the successful launches of Miadora (fine jewelry and gifts provider) and Sephora.com (retail beauty products provider)

o Deepening relationships with clients such as BenefitPoint, Chase Manhattan Bank, Hewitt Associates, homebid.com, Inacom, NASDAQ and Starwood Hotels

o       Expanded customer experience and innovation capabilities

        -       Launched the Scient Innovation Acceleration Lab

        - Announced the hiring of Garry Van Patter as Master Information Architect and John Rheinfrank as Master Architect, Customer Experience

o Marketing programs emphasized continued brand building and thought leadership in the business and trade press as well as through industry event participation and Scient conferences

        -       eBusiness Innovation Day in New York City

        -       eBriefing in Boston

o       Opened fourth office in Boston

o Launched Scient Capital to provide the opportunity to strengthen long-term client relationships and participate in the value-creation potential of our clients

        -       Invests minority positions in Scient clients

        -       Investments made exclusive of engagement fees



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ABOUT SCIENT(R): THE EBUSINESS SYSTEMS INNOVATOR(TM)

Scient is the premier firm in the new category of professional services called systems innovation. Scient delivers electronic business solutions to create market leadership and shareholder value for clients. Scient provides:

        1.      eBusiness strategy.

        2. eBusiness systems that are rapidly architected, engineered, and delivered.

        3.      Just-in-time innovations that enhance and extend eBusinesses.

Headquartered in San Francisco with offices in New York, Dallas and Boston, Scient can be reached at www.scient.com or 415.733.8200 in San Francisco and
917.534.8200 in New York.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company's expectations, beliefs, hopes, intentions or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to the Company as of the date hereof and the Company assumes no obligation to update any such forward-looking statement. Actual results could differ materially from the Company's current expectations. Factors that could cause or contribute to such differences include but are not limited to, our ability to attract, train and retain qualified personnel; the highly competitive market in which we operate; our ability to manage growth; our ability to establish international operations; the development and sustainability of a market for systems innovation services; our ability to keep pace with technological changes; our ability to integrate potential future acquisitions; and Year 2000 issues. In evaluating this information, you should specifically review and consider the risks outlined in our Form 10-Q for the quarter ended June 30, 1999 and our final prospectus dated May 13, 1999, both on file with the Securities and Exchange Commission.



                                       ###

                               SCIENT CORPORATION

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                              MARCH 31, 1999   SEPT. 30, 1999
                                              --------------   --------------
ASSETS
Current assets
      Cash and cash equivalents                 $  11,261         $  14,277
      Short-term investments                       16,868            35,709
      Accounts receivable, net                      6,141            25,882
      Prepaid expenses and other current
        assets                                        864             7,737
                                                ---------         ---------
          Total current assets                     35,134            83,605

Long-term investments                                  --            22,740
Notes receivable                                      160                --
Property and equipment, net                         3,410             5,687
Other assets                                          108               258
                                                ---------         ---------
                                                $  38,812         $ 112,290
                                                =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
      Bank borrowings, current                  $     413         $   1,106
      Accounts payable                                832             1,598
      Accrued expenses                              4,632            15,838
      Deferred revenue                                524             1,427
      Capital lease obligations, current              625               721
                                                ---------         ---------
          Total current liabilities                 7,026            20,690

Bank borrowings, long-term                          1,129             1,424
Capital lease obligations, long-term                  680               604
                                                ---------         ---------

          Total liabilities                         8,835            22,718
                                                ---------         ---------

Commitments

Stockholders' equity
      Convertible preferred stock                       1                --
      Common stock                                      2                 4
      Additional paid in capital                   70,056           137,577
      Unearned compensation                       (27,222)          (20,935)
      Accumulated deficit                         (12,860)          (27,074)
                                                ---------         ---------
          Total stockholders' equity               29,977            89,572
                                                ---------         ---------

                                                $  38,812         $ 112,290
                                                =========         =========

                               SCIENT CORPORATION

                            STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       THREE MONTHS ENDED                            SIX MONTHS ENDED
                                               -----------------------------------         -----------------------------------
                                               SEPT 30, 1998         SEPT 30, 1999         SEPT 30, 1998         SEPT 30, 1999
                                               -------------         -------------         -------------         -------------
Revenue                                        $       3,094         $      30,805         $       5,018         $      47,209

Operating expenses
     Professional services                             1,795                14,233                 2,738                22,173
     Selling, general and administrative               1,630                19,212                 2,855                32,315
     Stock compensation                                1,143                 4,173                 1,501                 8,522
                                               -------------         -------------         -------------         -------------

Total operating expenses                               4,568                37,618                 7,094                63,010
                                               -------------         -------------         -------------         -------------

Loss from operations                                  (1,474)               (6,813)               (2,076)              (15,801)

Interest income, net                                     186                   992                   265                 1,588
                                               -------------         -------------         -------------         -------------

Net loss                                       $      (1,288)        $      (5,821)        $      (1,811)        $     (14,213)
                                               =============         =============         =============         =============

Net loss per share
     Basic and diluted                         $       (0.21)        $       (0.21)        $       (0.30)        $       (0.61)
                                               =============         =============         =============         =============

     Weighted average shares                           6,155                27,924                 6,068                23,414

Pro forma information
     Pro forma net loss(a)                     $        (145)        $      (1,648)        $        (310)        $      (5,691)

     Pro forma net loss per diluted            $       (0.01)        $       (0.04)        $       (0.01)        $       (0.15)
     share(a)(b)

     Shares used in computing pro forma
      net loss per diluted share(b)                   25,776                38,938                23,961                37,390

(a)     Excludes stock compensation charges

(b) Includes all common stock equivalents including the conversion of Scient's preferred stock, which converted to common stock upon the closing of Scient's initial public offering, as if the conversion occurred as of the beginning of the period or the date of issuance, if later